Exhibit 10.1

NOVATION COMPANIES, INC.
2015 INCENTIVE STOCK PLAN

1.    Purpose of the Plan.
The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Employer by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Employer and its stockholders.
2.    Definitions.
Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.	“Affiliate” means a member of an affiliated group of corporations, as defined in Code Section 1504 (determined without regard to subsection (b) thereof).

C.	“Award” means an a grant under the Plan of an Option, Restricted Stock, Restricted Stock Unit or Cash-Based Award.

D.	“Award Agreement” means an agreement entered into between the Employer and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

E.	“Board” means the Board of Directors of the Company.

F.	“Cash-Based Award” means an Award described in Section 8.

G.	“Change of Control” means:

(i)
any “person” or “group,” as those terms are used in Sections 13(d) and 14(d) of the Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (provided, that the acquisition of additional securities by any person or group that owns 50% or more of the voting power prior to such acquisition of additional securities shall not be a Change of Control);

(ii)
during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new Directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof;

(iii)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation and such merger or consolidation is consummated, other than a merger or consolidation (a) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and Directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)
the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets and such sale or disposition is consummated.

H.	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations issued thereunder.

I.	“Committee” means the committee described in Section 5.

J.	“Company” means Novation Companies, Inc., a Maryland corporation.

K.	“Consultant” means any person who provides consulting, advisory or other services to an Employer as an independent contractor.

L.	“Director” means a voting member of the Board.

M.
“Disability” means, except as otherwise provided in an Award Agreement, that (i) in the case of a Participant who is an Employee, the Participant is disabled for purposes of any long-term disability plan maintained by the Company or any Employer in which the Participant participates, and (ii) in the case of a Participant other than an Employee, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, for purposes of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code.

N.	“Employee” means a person employed by an Employer, including (i) officers, and (ii) Directors who are employed by an Employer.

O.
“Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company has an interest.

P.
“Fair Market Value” means, as of any date, (i) the closing price of a Share as reported on the principal U.S. national securities exchange on which the Stock is listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Stock is not listed on any U.S. national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price of a Share reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of a Share, in its sole discretion.

Q.	“Incentive Stock Option” means a stock option which is an incentive stock option within the meaning of Code Section 422.

R.	“Non-Employee Director” means a Director who is not an Employee.

S.	“Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

T.	“Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.

U.	“Outside Director” means a Director who:

(i)	is not an Employee of the Company or an Affiliate while he or she is a member of the Committee;

(ii)	is not a former Employee of the Company or an Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

(iii)	has not been an officer of the Company or an Affiliate (as determined in accordance with Treas. Reg. Section 1.162-27(e)(3) or any successor thereto); and

(iv)
shall not receive remuneration (as determined in accordance with Treas. Reg. Section 1.162-27(e)(3) or any successor thereto) from the Company or an Affiliate either directly or indirectly in any capacity other than as a Director.

V.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

W.	“Participant” means an Employee, Non-Employee Director or Consultant who is selected by the Committee to receive an Award.

X.	“Plan” means the Novation Companies, Inc. 2015 Incentive Stock Plan, as set forth herein and amended from time to time.

Y.
“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such vesting restrictions as the Committee, in its sole discretion, may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, or based upon such performance goals, as the Committee may deem appropriate.

Z.
“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, which amount may be paid to the Participant in Shares or cash as determined by the Committee, in its sole discretion, upon the satisfaction of such vesting restrictions as the Committee, in its sole discretion, may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, or based upon such performance goals, as the Committee may deem appropriate. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

AA.	“Share” means one share of Stock.

BB.	“Share Reserve” means the number of Shares reserved and available for granting Awards under the Plan, as set forth in Section 3.A.

CC.
“Stock” means the common stock, par value of $0.01 per share, of the Company, or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 15.

DD.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

EE.	“2004 Plan” means the Novation Companies, Inc. 2004 Incentive Stock Plan.
3.    Stock Subject to the Plan; Limits on Awards.

A.
Number of Shares. Subject to adjustment in accordance with Section 15, the Share Reserve is five million three hundred ninety-seven thousand nine hundred seventy-four (5,397,974) Shares. All Shares in the Share Reserve shall be available for the grant of Incentive Stock Options or any other Awards under the Plan. The Share Reserve shall be reduced by one (1) Share for every one (1) Share subject to an Award. The Company may, in its discretion, use Shares held in the treasury in lieu of authorized but unissued Shares.

B.
Lapsed Awards. If any Award (or any Award of Stock Options, Restricted Stock or Performance Shares under the 2004 Plan, as defined therein, granted prior to the effective date of this Plan) shall expire or terminate for any reason, the Shares subject to the Award shall again be available for the purposes of the Plan. Any Shares that again become available for grant pursuant to this subsection B shall be added back as (i) one (1) Share for every one (1) Share subject to an Award.

C.
Payment of Purchase Price; Tax Withholding; Purchase. Any Shares of Stock which are used by a Participant as full or partial payment to the Company of the purchase price to exercise an Option (or a Stock Option under the 2004 Plan) shall not be available again for the purposes of the Plan. To the extent any Shares subject to an Award or an Award under the 2004 Plan are not delivered to a Participant because such Shares are used to satisfy an applicable tax-withholding obligation, such withheld Shares shall not be available again for the purposes of the Plan. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or Stock Options under the 2004 Plan) shall not be available for the purposes of the Plan.

D.	Limitations.

(i)
The maximum number of Shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be 2,500,000; provided, that if an Award is cancelled, the cancelled Award shall continue to be counted toward such limitation.

(ii)
Notwithstanding paragraph (i) above, the maximum number of Shares of Stock subject to Awards which may granted under the Plan to Non-Employee Directors shall be 2,500,000 in the aggregate over the term of the Plan.

(iii)
The maximum amount of any Cash-Based Award that is intended to satisfy the performance-based exception under Code Section 162(m) which may be granted during a calendar year to a Participant shall be $1,0000,000.

4.    Administration.
The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee’s charter (if applicable), and applicable law, and in addition to other express powers and authorities conferred by the Plan, the Committee shall have plenary authority:

A.	to construe and interpret the Plan and apply its provisions;

B.	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

C.	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

D.
to delegate its authority to one or more officers of the Company with respect to Awards that do not involve “covered employees” within the meaning of Code Section 162(m) or “insiders” within the meaning of Section 16 of the Act;

E.	to determine when Awards are to be granted under the Plan and the applicable grant date;

F.	from time to time to select those Participants to whom Awards shall be granted;

G.	to determine the number of Shares of Stock to be made subject to each Award, subject to the limitations set forth in the Plan;

H.	to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

I.
to prescribe the terms and conditions of each Award granted hereunder, including, without limitation, (i) the purchase price, medium of payment and vesting provisions, and (ii) the restricted period applicable to any Award of Restricted Stock or Restricted Stock Units and the date or dates on which restrictions applicable thereto shall lapse during such period;

J.	to designate an Award shall be subject to the satisfaction of performance goals and to select the performance goals applicable to such Award;

K.
to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or restriction, or the term of any outstanding Award; provided, however, that (i) any such modification or amendment is permitted only if consistent with the terms of Section 6.I of this Plan, and (ii) if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

L.
to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Employer’s employment policies, provided, however, that any such determination shall satisfy the requirements of Code Section 409A and the regulations thereunder, if applicable;

M.	to make decisions with respect to outstanding Awards and the Plan that may become necessary upon a Change of Control or an event that triggers adjustments under Section 15;

N.
to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest, provided, however, that any such acceleration shall satisfy the requirements of Code Section 409A and the regulations thereunder, if applicable;

O.	to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;

P.
to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable and to otherwise supervise the administration of the Plan;

Q.	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern written instruments evidencing the Awards; and

R.	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.
5.    Committee.
The Board shall have the discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of the Act and/or Code Section 162(m). Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event that the Awards are granted under the Plan when the Committee does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote or the written consent of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable in the best interests of the Company.
6.    Options.
The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-Qualified Stock Options, as evidenced by an Award Agreement, and shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.
Type of Option. Incentive Stock Options may be granted to any Participant who is an Employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any Employee, Non-Employee Director or Consultant selected by the Committee.

B.
Purchase Prices. The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of the Stock on the date such Option is granted; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

C.
Exercise - Elections and Restrictions. The purchase price of the Stock under an Option is to be paid in full upon the exercise of the Option, either (i) in cash (or cash equivalents acceptable to the Company), (ii) in the discretion of the Committee, by the tender to the Company (either actually or by attestation) of Shares already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash purchase price under the Option being exercised, (iii) in the discretion of the Committee, by withholding Shares having a Fair Market Value equal to the cash purchase price under the Option being exercised which are otherwise issuable in connection with the Option, (iv) in the discretion of the Committee, through a cashless form of exercise in which the certificate or certificates for the Shares of Stock for which the Option is exercised are delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the purchase price for the Shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of any withholding obligations on the part of the Company, (v) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii), (iii) and (iv) hereof, or (vi) any other form of legal consideration acceptable to the Committee; provided, however, that no Shares of Stock may be tendered in exercise of an Incentive Stock Option if such Shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such Shares have been held by the Participant for at least one year, and (b) at least two years have elapsed since such prior Incentive Stock Option was granted. The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the Shares of the Stock held in its Treasury, and used for its corporate purposes as the Board shall determine.

D.
Option Terms. The term of each Option shall not be more than 10 years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, and subject to subsections E, F and G, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a stockholder with respect to the Shares subject to Option until such Shares shall be issued to him or her upon the exercise of his or her Option.

E.
Termination of Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s service, or (ii) the expiration of the term of the Option as set forth in the Award Agreement; provided, however that if the termination of service is by the Company, an Affiliate or an Employer for cause (as defined in the applicable Award Agreement or, if not defined in such Award Agreement, in the Participant’s employment or services agreement, if applicable), all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement or this subsection E, as applicable, the Option shall terminate.

F.
Disability. Unless otherwise provided in an Award Agreement, in the event that a Participant’s service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date 12 months following such termination or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination upon Disability, the Participant does not exercise his or her Option within the time specified in the Award Agreement or this subsection F, as applicable, the Option shall terminate.

G.
Death. Unless otherwise provided in an Award Agreement, in the event a Participant’s service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement or this subsection G, as applicable, the Option shall terminate.

H.
Additional Incentive Stock Option Requirements. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

I.
Cancellation/Repricing. Notwithstanding anything herein to the contrary, the Board may not (except pursuant to Section 15), without the approval of the Company’s stockholders, (i) reduce the purchase price of the Stock under an Option, (ii) cancel an Option in exchange for cash or another Award when the exercise or grant price per Share exceeds the Fair Market Value of one Share, or (iii) take any action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.
7.    Restricted Stock.
The Committee, in its discretion, may grant Restricted Stock, as evidenced by an Award Agreement, which shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
A.    Grant. All or any part of any Restricted Stock Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, a requirement that a Participant pay a purchase price for such Award, the provision of services for the Company, an Affiliate or an Employer over a specified period of time, employment on a specified date, the achievement of specific performance goals established pursuant to Section 10 and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Award Agreement, during any period during which an Award of Restricted Stock is restricted and subject to a substantial risk of forfeiture, Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank stock power with respect to the Restricted Stock covered by such agreement.
B.    Restrictions. Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (ii) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (iv) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect to such Shares shall terminate without further obligation on the part of the Company. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
8.    Restricted Stock Units.
The Committee, in its discretion, may grant Restricted Stock Units, as evidenced by an Award Agreement, which shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.    Grant. All or any part of any Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, the provision of services for the Company, an Affiliate or an Employer over a specified period of time, employment on a specified date, the achievement of specific performance goals established pursuant to Section 10, and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Award Agreement, during any period during which an Award of Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, Participants holding Restricted Stock Units shall have no rights to dividends or dividend equivalents with respect to Shares subject to such Restricted Stock Units other than as the Committee so provides, in its discretion, in an Award Agreement, and shall have no voting rights with respect to such Awards. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish.
B.    Restrictions. Restricted Stock Units awarded to any Participant shall be subject to (i) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company, and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.
C.    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement, which shall be no later than March 15 of the year following the year in which the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture. The Committee, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares or a combination of both.
9.    Cash-Based Awards.
Cash-Based Awards may be granted hereunder by the Committee to Participants (other than Non-Employee Directors) either alone or in addition to other Awards granted under the Plan. A Cash-Based Award shall be subject to such terms and conditions as may be determined by the Committee, and shall be subject to the satisfaction of such requirements be established by the Committee and set forth in the Award Agreement (or, if applicable, in a resolution duly adopted by the Committee), which may include, but are not limited to, the provision of services for the Company, an Affiliate or an Employer over a specified period of time, employment on a specified date and/or the achievement of specific performance goals established pursuant to Section 10. Cash-Based Awards granted under this Plan shall be payable in cash no later than March 15 of the year following the year in which the Cash-Based Award is no longer subject to a substantial risk of forfeiture.
10.    Performance Goals.
The Committee may, in its sole and absolute discretion, determine that certain Awards should be subject to the satisfaction of such performance goals as shall be established by the Committee and provided in an Award Agreement. An Award that is intended to comply with the performance-based exception under Code Section 162(m) shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder, including stockholder approval. The performance goals shall be chosen by the Committee, in its sole and absolute discretion, from among the following: earnings per Share; sales; earnings; cash flow; profitability; revenues; financial return ratios; market performance; stockholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per Share growth; profit returns and margins; Stock price; working capital; business trends; project milestones; gross margin; operating margin; net margin; market share; expense margins; earnings before interest or taxes; earnings before interest, taxes, depreciation or amortization; net assets; working capital; asset turnover; working capital turnover; debt to equity; debt to capital; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; Stock price appreciation with or without divisions; total stockholder return; economic value added; economic profit; sales growth percents; cash flow growth year over year; return on total capital; new customers; new seat licenses; minutes used; or any combination of the foregoing. The performance goals may relate to the Company, an Affiliate, an Employer or one or more units of such an entity. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Award. The Committee shall have the discretion to adjust Awards subject to this Section 10 downward.
11.    Exercisability and Vesting.
Notwithstanding anything herein to the contrary, Options, Restricted Stock Awards and Restricted Stock Unit Awards granted to Employees shall be subject to the following:

A.
General Rule. Except as otherwise determined by the Committee, in its sole discretion, and provided in the applicable Award Agreement, or as provided in subsection B, Options shall vest and become exercisable, and Restricted Stock Awards and Restricted Stock Unit Awards shall vest over a period of not less than one year.

B.
Exceptions. Notwithstanding subsection A, the Committee may, in its sole discretion, provide in an Award Agreement for the accelerated vesting of an Option, Restricted Stock Award or Restricted Stock Unit Award in the event of the Participant’s death, Disability, involuntary termination of employment by the Company without cause (as defined in the applicable Award Agreement or, if not defined in such Award Agreement, in the Participant’s employment or services agreement, if applicable), voluntary termination of employment by the Participant for good reason (as defined in the applicable Award Agreement or, if not defined in such Award Agreement, in the Participant’s employment or services agreement, if applicable) or retirement at or after an age specified by the Committee or as set forth in such Award Agreement, or upon the occurrence of a Change of Control to the extent provided in Section 15.

12.    Tax Withholding.

A.
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign income, employment or other taxes required to be withheld with respect to such Award (or exercise thereof).

B.
Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash,

(ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
13.    Nontransferability of Awards.
Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws or descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.
14.    Investment Purpose.
Each Award under the Plan shall be awarded only on the condition that all purchases or other acquisitions of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.
15.    Adjustments Upon Changes in Capitalization; Change of Control.
Notwithstanding any other provisions of the Plan, the Award Agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Award and the purchase prices, if applicable, in the event of changes in the outstanding Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to an individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a Parent or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code. In the event of a Change of Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the following provisions shall apply:

A.
Plan Assumed, Continued or Replaced. If and to the extent that outstanding Awards under the Plan (i) are assumed by the successor corporation (or an affiliate of the successor) or continued, or (ii) are replaced with equity awards that preserve the existing value of the awards at the time of the Change of Control and provide for subsequent payout in accordance with a vesting schedule and performance goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and performance goals applicable to the Awards, then all such Awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan, subject to subsection D below.

B.
Plan Not Assumed, Continued or Replaced. If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with subsection A above, then upon the Change of Control the following treatment shall apply to such Awards: (i) any Awards subject to vesting based only on continued service with the Company, an Affiliate or an Employer shall immediately become fully vested, and as applicable such Awards shall become exercisable with respect to 100% of the Shares subject to the Award for a period of three years from the closing date of the Change of Control; (ii) any performance goals applicable to any Awards shall be deemed to have been achieved at the target performance level and such Awards shall immediately become vested as to a pro rata portion of such Award based on the portion of the performance period that has been completed at the time of the Change of Control (or, if subsection D is applicable, termination of employment); and (iii) any other restrictions and conditions applicable to such Awards shall immediately lapse; provided, however, unless the Change of Control is a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (within the meaning of Code Section 409A), a Change of Control shall not accelerate the time of payment of Awards and amounts payable under the Plan that are deferred compensation subject to Code Section 409A.

C.
Cash-out of Awards. If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with paragraph (i) above, then the Committee, in its sole discretion, may provide for cancellation of such outstanding Awards at the time of the Change of Control in which case a payment of cash, property or a combination of cash or property shall be made to each such Participant, upon the consummation of the Change of Control, in an amount that is determined by the Committee in its sole discretion to be equivalent to the value of the Award (net of any applicable purchase price in the case of Options) based upon the price per Share of Stock received or to be received by other stockholders of the Company pursuant to the Change of Control (except that, in the case of Options, such payment shall be limited as necessary to prevent the Option from being subject to Code Section 409A).

D.
Termination without Cause. If and to the extent that (i) outstanding Awards are assumed, continued or replaced in accordance with subsection A above, and (ii) a Participant’s employment with, or performance of services for, the Company, an Affiliate, an Employer or the successor (or an affiliate of the successor) is terminated by the Company, the Affiliate, the Employer or the successor (or an affiliate of the successor) without cause (as defined in the applicable Award Agreement or, if not defined in such Award Agreement, in the Participant’s employment or services agreement, if applicable) within the 18 month period commencing on the closing of the Change of Control, then, as of the date of such Participant’s termination, the Change of Control treatment in subsection B above shall apply to all assumed, continued or replaced awards of such Participant then outstanding.
16.    Amendment and Termination.
The Board may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval by the holders of Stock, increase the maximum number of Shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 15), or change the class of Employees to whom Incentive Stock Options may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 5. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.
17.    Effectiveness of the Plan.
The Plan shall become effective upon adoption by the Board subject, however, to its further approval by the stockholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board at a regular meeting of the stockholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such stockholder approval but all Award grants made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.
18.    Time of Granting of an Award.
An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that, such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant within a reasonable time after the date of the Committee action.
19.    Term of Plan.
This Plan shall terminate 10 years after the date on which it is approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such 10-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.
20.    No Right To Continued Employment.
Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.
21.    Choice of Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of law.
22.    Data Privacy.
As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 22 for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan and complying with applicable laws, including securities laws. The Participant understands that the Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company may transfer the Data internally as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company may further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan and complying with applicable laws, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan and to comply with applicable laws. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
23.    Indemnification.
To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
24.    Compliance With Code Section 409A.
Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.
25.    Cancellation of Award; Forfeiture of Gain.
Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

A.
Any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement or otherwise.

B.
If the Participant, without the consent of the Company, while employed by or providing services to the Company, Parent or any Subsidiary Employer or after termination of such employment or service, violates a noncompetition, nonsolicitation or nondisclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company, Parent or any Subsidiary or Employer, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be cancelled, and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or cash have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

* * *
The foregoing Plan was approved and adopted by the Board on April 1, 2015, and by the stockholders of the Company on July 21, 2015.